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EXHIBIT 10.3


WHITCO                                                  REPRESENTATIVE AGREEMENT
POLES                                                   ------------------------

     This Representative Agreement ("Agreement") is made and entered between Whitco Company, LLP, a Texas limited liability partnership with its principle offices at 6777 Camp Bowie Blvd #233, Fort Worth, Texas 76116 ("Whitco"), and the following representative ("Representative"):


Lighting Rep
1234 Street
Anywhere, USA

Representative #9999
--------------------
This Agreement shall be effective as of Month, Day, Year.

Appointment:
------------
As of the effective date referred to above, Whitco authorizes and appoints the Representative as a sales representative for Whitco to solicit orders for Whitco's products on the terms and conditions set forth in the following paragraphs.

Territory:
----------
The geographic territory covered by this agreement with the Representative shall include the areas described below and illustrated on the map attached hereto as Exhibit "A" ("Territory"):

         Subject Geography:
         -----------------
         Those counties as follows:  List all counties


Markets and Function:
--------------------
The representative is appointed and authorized to solicit orders for Whitco products within the Territory in the Commercial & Industrial (C&I) market segments on the terms set out herein. The Representative shall be responsible for the development of these market segments, and sales of all C & I products offered by Whitco in the Territory. Sales creation will include, but not be limited to, product promotion to architects, engineers, developers, distributors, and contractors alike that may be interested in buying and/or specifying Whitco products.

Duties:
------
The Representative shall at all times conduct its business in accordance with all applicable laws and regulations, in a manner consistent with good business practice and in accordance with Whitco's policies, procedures, and standard terms and conditions. See Whitco's "Standard Terms and Conditions" which are attached hereto as Exhibit "B".

All quotations made by the Representative shall be based on Whitco's current printed price schedules and/or supplements with respect to standard products, and Whitco's price quotation with respect to nonstandard products. All prices, whether pursuant to the current printed price schedule or Whitco quotations, are LESS COMMISSION. It is the sole responsibility of the Representative to adjust the Whitco price to include its commission amount prior to issuing quotations to prospective customers.


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WHITCO                                                  REPRESENTATIVE AGREEMENT
POLES                                                   ------------------------


Commissions:
-----------
A commission check will be issued to the Representative on approximately the 15th business day after customer's payment has been received and good funds confirmed. A commission will be paid on each transaction in an amount equal to the excess of the amount received from the customer, over the Whitco price (pursuant to price schedule or Whitco quote as the case may be). To reiterate; except as describe in the following paragraph, Whitco does not employ any commission split policies for any of its products or market segments serviced by the Representative within the Territory assigned. The amount received by Whitco, which is in excess of the scheduled, or factory quoted price is the Representative's commission amount.

On those orders specified in one territory, received from another, and/or shipped to another, the total sales volume and sales credit may be divided between the representatives in the respective territories, depending on the degree of participation in the transaction by the destination and/or specifying representatives. In such cases of joint participation by representatives, commissions will generally be split on the following percentages (of total commission payment).

Representative in Specifying Territory               60%
Representative in Selling Territory                  20%
Representative in Shipping Territory                 20%

It is the responsibility of the Representative when participating in the specification development process for a project, to accurately advise Whitco in writing of the specifications and the Representative's involvement, for proper registration and acknowledgement by Whitco.

Any variation in the stated percentages and/or registration shall be in the sole discretion of Whitco. The Representative shall make available to Whitco all pertinent information and facilitate discussions with parties that may assist in resolving disputes. Whitco's decision as to commission sharing shall be final and binding on all parties.

Terms of Sale:
-------------
The Representative shall solicit all orders subject to Whitco's standard terms and conditions, and prices based on the then current price list or Whitco quote, as the case may be. All orders shall be promptly submitted to Whitco for Whitco's final acceptance. Whitco reserves the right to reject any order. The Representative has no authority to solicit orders in any manner except as described herein.

The Representative is responsible for obtaining any credit information that is requested by Whitco to determine the acceptance of a customer order. Further, the Representative shall provide reasonable assistance in the collection of delinquent or unpaid invoices.

Additional Lines:
----------------
As of the effective date of this agreement, the Representative has no directly competitive product lines, except as have been mutually agreed upon. Those competitive lines that have been acknowledged as previously existing and mutually agreed to are as follows:

         Mutually Agreed Competitive Lines:
         ---------------------------------
         List other lines here


During the term of this Agreement, the Representative will not add any other directly competitive product lines without the prior written consent of Whitco, which may be withheld for any reason. Failure to comply with this paragraph shall be cause for immediate termination of this Agreement at the sole discretion of Whitco.

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WHITCO                                                  REPRESENTATIVE AGREEMENT
POLES                                                   ------------------------


As of the date of this Agreement, Whitco has no other competing sales representative located in the Territory, except as have been mutually agreed upon. Those sales representatives that have been acknowledged as previously existing and mutually agreed upon are as follows:

         Mutually Agreed Competitive Sales Representatives:
         -------------------------------------------------
         List other reps here

During the term of this Agreement Whitco will not add any other directly competitive Sales Representative in the Territory without the prior written consent of the Representative. Whitco reserves the right to sell directly to OEMs and National Accounts that may exist within the Territory with no commission due to the Representative for those sales. Failure to comply with the above shall be cause for immediate termination of this Agreement at the sole discretion of the Representative.

Term and Termination:
--------------------
This Agreement shall continue until terminated in writing. Either party may terminate this agreement upon 30 days prior written notice to the other party. Violation of any part of this Agreement will constitute grounds for immediate termination without the usual 30-day notice.

If either party terminates this agreement, any commissions rightfully due to Representative shall be paid on orders released for shipment at the date of termination and shipped within 90 days. Additional conditions may apply if agreed to in writing by both parties.

Miscellaneous Terms:
-------------------
This Agreement is personal to Representative and may not be assigned or transferred by Representative without the prior written approval of Whitco, which may be withheld for any reason.

This Agreement shall inure to the benefit of and be binding upon the heirs, personal representatives, successors, and, subject to the limitation set forth above, assigns of the parties hereto.

It is specifically acknowledged that the relationship between Whitco and Representative is that of independent contractors. Representative is not, by reason of this Agreement, an agent of Whitco for any purpose and has no authority, either expressed or implied, to bind Whitco to any obligation or undertaking. No part of Representative's expense in the conduct of its business will be borne by Whitco.

This Agreement and all other disputes or issues arising from or relating in any way to this Agreement, shall be governed by the internal laws of the state of Texas, irrespective of the choice of law rules of any jurisdiction.

Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be settled by arbitration administered by the American Arbitration Association under its Commercial Arbitration Rules, and judgment on the award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

The Parties have executed the foregoing Agreement on the dates set forth opposite their respective signature lines to be effective as set forth above.


REPRESENTATIVE                      WHITCO

Rep Company Name                    Whitco Company, LLP

By                                  By
  ------------------------------      ---------------------------------

Title                               Title
     ---------------------------         ------------------------------

Date                                Date
    ----------------------------        -------------------------------



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